Exhibit 99.1

Harris Corporation Signs Definitive Agreement to Sell its CapRock Communications Business to SpeedCast International for $425 Million

MELBOURNE, Fla., Nov. 1, 2016 - Harris Corporation (NYSE:HRS) and SpeedCast International Limited (ASX: SDA) today announced a definitive agreement under which SpeedCast will acquire Harris’ CapRock Communications commercial business for $425 million in cash. Proceeds from the transaction will be used to pay down debt and return cash to shareholders. The transaction is subject to regulatory review and other customary closing conditions and is expected to close in the first calendar quarter of 2017.

“One of Harris’ key priorities over the past several years has been to reshape our portfolio and focus on businesses where technology is a differentiator,” said William M. Brown, chairman, president and chief executive officer. “The sale of CapRock, which has been underway since early this calendar year, demonstrates our execution against this objective and will create value for shareholders. We will continue to optimize our portfolio to become a more focused company positioned for long-term growth.”

Headquartered in Houston, Texas, CapRock is a premier global provider of managed satellite, terrestrial and wireless communications solutions for the cruise and energy markets. The business owns and operates a robust global infrastructure that includes teleports on six continents, four 24/7 customer support centers, a local presence in 24 countries and hundreds of global field service personnel supporting customer locations across North America, Central and South America, Europe, West Africa, Middle East and Asia Pacific. Learn more at harriscaprock.com.

About SpeedCast International Limited
SpeedCast International Limited (ASX: SDA) is a leading global satellite communications and network service provider that is redefining connectivity around the world. Driven by its customer-first mindset and passion for leveraging communications technology to advance the government and enterprise customers it serves, SpeedCast has built an unsurpassed global satellite network and has expanded its infrastructure and presence to 42 sales and operations offices and 39 teleports across every region in the world. Operating on the core belief that it’s the people behind the technology that makes the difference, SpeedCast combines deep expertise with fast, reliable, genuine service-ensuring that its customers’ communications needs are always met; anytime and anywhere in the world. For more information, visit: www.speedcast.com.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in more than 100 countries and has approximately $7.5 billion in annual revenue and 21,000 employees worldwide. The company is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems and Critical Networks. Learn more at harris.com.

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Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to anticipated satisfaction of the closing conditions for the sale of the CapRock Communications business, the anticipated timing of the closing of the sale of the CapRock Communications business, the anticipated use of proceeds from the sale of the CapRock Communications business and statements regarding further optimizing of the company’s portfolio, becoming a more focused company positioned for long-term growth and creating value for shareholders. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risk and uncertainties, including but not limited to: delays in, or failures in respect of, anticipated satisfaction of closing conditions, ability of the buyer to secure the required financing or otherwise achieving the closing of the transaction or further portfolio optimization; or other potential uses of proceeds. Further information relating to factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information:
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131

Clara So
SpeedCast
clara.so@speedcast.com
+852 3919 6894